UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 15, 2011

AmeriGas Partners, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2011, AmeriGas Partners, L.P., a Delaware limited partnership (the "Company") entered into a Contribution and Redemption Agreement (the "Contribution Agreement") with Energy Transfer Partners, L.P., a Delaware limited partnership ("ETP"), Energy Transfer Partners GP, L.P., a Delaware limited partnership and the general partner of ETP ("ETP GP") and Heritage ETC, L.P., a Delaware limited partnership ("Contributor").

The Contribution Agreement provides that the Contributor will contribute the following interests to the Company: (i) a 99.999% limited partnership interest in Heritage Operating L.P., a Delaware limited partnership ("HOLP"); (ii) a 100% membership interest in Heritage GP, LLC, a Delaware limited liability company and the holder of a 0.001% general partner interest in HOLP; (iii) a 99.99% limited partner interest in Titan Energy Partners, L.P., a Delaware limited partnership ("Titan"); and (iv) a 100% membership interest in Titan Energy GP, L.L.C., a Delaware limited liability company and a holder of 0.01% general partner interest in Titan (collectively, the "Contribution").

Upon consummation of the Contribution, the Company will deliver to ETP, as consideration for the Contribution, (i) common units representing limited partner interests of the Company in an amount equal to $1.319 billion based on a price per common unit of $44.61 (the "Equity Consideration") and (ii) cash in an amount equal to $1.50 billion (the "Cash Consideration" and, together with the Equity Consideration, the "Consideration"). Such Consideration is subject to a customary adjustment for working capital, cash and indebtedness at HOLP and Titan.

In connection with the Contribution, ETP has the option to distribute a significant portion of the Equity Consideration to its unitholders in a registered spin-off pursuant to a registration statement on Form S-3 to be filed by the Company with the Securities Exchange Commission (the "Distribution"). In addition, under certain circumstances, the allocation of the Consideration between the Cash Consideration and the Equity Consideration may be adjusted to reduce the Cash Consideration by up to $175 million and increase the Equity Consideration by a corresponding amount (the "Equity Adjustment").

Consummation of the Contribution is subject to customary conditions, including, without limitation, (i) the expiration or early termination of the waiting period applicable to the consummation of the Contribution under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) the absence of any law, order or injunction prohibiting the Contribution and the related transactions; (iii) the increase in the amount of loan commitments under the Company’s credit facility to a maximum aggregate amount of $500 million and the approval of certain other amendments; and (iv) if ETP intends to consummate the Distribution, a Form S-3 of the Company having been declared effective by the SEC. Moreover, each party’s obligation to consummate the Contribution is subject to certain other conditions, including without limitation, (x) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) and (y) the other party’s compliance with its covenants and agreements contained in the Contribution Agreement (subject to customary materiality qualifiers). The Company’s obligation to consummate the Contribution is also conditioned on the Company obtaining debt financing in an amount not less than the Cash Consideration on certain agreed upon terms. The Company is also not required to consummate the Contribution until after completion of a marketing period for such debt financing.

The Contribution Agreement contains termination rights for the Company and ETP. Upon termination of the Contribution Agreement due to a failure of the Company to consummate the debt financing if such financing was available on terms at least as favorable to the Company as agreed with Contributor (the "Agreed Financing Terms"), the Company will be required to pay ETP a termination fee of $125 million. If the debt financing is available on certain other terms which are not as favorable to the Company as the Agreed Financing Terms (the "Alternative Financing Terms") and the Company fails to consummate the debt financing and consummate the Contribution with the Equity Adjustment, the Company will be required to pay ETP a termination fee of $75 million. If the Company is unable to consummate the debt financing on terms at least as favorable as the Alternative Financing Terms, then the Company may terminate the Contribution Agreement without any liability to the Company.

The Company’s ability to consummate the debt financing will be subject to market and other conditions at the time of such offering and there can be no assurance that the Company will be able to secure the debt financing in accordance with terms at least as favorable to the Company as the Agreed Financing Terms, the Alternative Financing Terms or at all.

In connection with the debt financing, ETP will provide a contingent residual support agreement for certain intercompany loans that the Company will enter into and such support agreement will indirectly guarantee the debt financing.

Upon consummation of the Contribution, ETP, ETP GP and Energy Transfer Equity, L.P., a Delaware limited partnership (collectively, the "Unitholders"), will enter into a Unitholder Agreement (the "Unitholder Agreement") with the Company pursuant to which the Unitholders will, among other things, (i) agree to vote their common units of the Company in a manner consistent with the recommendation of the board of directors of the general partner of the Company; (ii) agree not to transfer any common units of the Company until the later of (x) December 30, 2012 and (y) the one year anniversary of the consummation of the Contribution; (iii) agree not to engage in certain activities with respect to the Company until such time as the aggregate beneficial ownership of the Unitholders is less than 4.9% of the then outstanding common units of the Company; and (iv) be granted certain registration rights with respect to the common units of the Company that they acquire in connection with the Contribution.

The Company has made customary representations and warranties and covenants in the Contribution Agreement, including, without limitation, covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Contribution; (ii) the use of reasonable best efforts to obtain debt financing, the proceeds of which are greater than or equal to the Cash Consideration (subject to the Equity Adjustment); and (iii) if ETP intends to consummate the Distribution, the filing with the SEC of a registration statement on Form S-3 relating to such distribution.

The representations, warranties and covenants of the Company, on the one hand, and of ETP, ETP GP and the Contributor, on the other hand, have been made solely for the benefit of the other parties to the Contribution Agreement. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Contribution Agreement; (ii) have been qualified by confidential disclosures made to ETP, ETP GP and the Contributor, on the one hand, and the Company, on the other hand, in connection with the Contribution Agreement; (iii) are subject to materiality qualifications contained in the Contribution Agreement which may differ from what may be viewed as material by investors; (iv) were made only as of the date of the Contribution Agreement or such other date as is specified in the Contribution Agreement; and (v) have been included in the Contribution Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Contribution Agreement is included with this filing only to provide investors with information regarding the terms of the Contribution Agreement, and not to provide investors with any other factual information regarding the Company, ETP, ETP GP or the Contributor or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, ETP, ETP GP or the Contributor or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in public disclosures regarding the Company, ETP, ETP GP or the Contributor. The Contribution Agreement should not be read alone, but should instead be read in conjunction with the other information (i) regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the SEC and (ii) regarding , ETP, ETP GP or the Contributor that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that ETP files with the SEC.

The foregoing description of the Contribution Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Contribution Agreement attached hereto as Exhibit 2.1.

Item 8.01 Other Events.

On October 17, 2011, AmeriGas Propane, Inc., the general partner of the Company, issued a press release announcing the transaction, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Information contained in this Current Report on Form 8-K may contain forward-looking statements. Such statements use forward-looking words such as "believe," "plan," "anticipate," "continue," "estimate," "expect," "may," "will," or other similar words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. The Company believes that it has chosen these assumptions or bases in good faith and that they are reasonable. However, the Company cautions you that actual results almost always vary from assumed facts or bases, and the differences between actual results and assumed facts or bases can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind the following important factors which could affect the Company’s future results and could cause those results to differ materially from those expressed in the Company’s forward-looking statements: (1) adverse weather conditions resulting in reduced demand; (2) cost volatility and availability of propane, and the capacity to transport propane to the Company’s customers; (3) the availability of, and the Company’s ability to consummate, acquisition or combination opportunities; (4) successful integration and future performance of acquired assets or businesses; (5) changes in laws and regulations, including safety, tax and accounting matters; (6) competitive pressures from the same and alternative energy sources; (7) failure to acquire new customers thereby reducing or limiting any increase in revenues; (8) liability for environmental claims; (9) increased customer conservation measures due to high energy prices and improvements in energy efficiency and technology resulting in reduced demand; (10) adverse labor relations; (11) large customer, counterparty or supplier defaults; (12) liability in excess of insurance coverage for personal injury and property damage arising from explosions and other catastrophic events, including acts of terrorism, resulting from operating hazards and risks incidental to transporting, storing and distributing propane, butane and ammonia; (13) political, regulatory and economic conditions in the United States and foreign countries; (14) capital market conditions, including reduced access to capital markets and interest rate fluctuations; (15) changes in commodity market prices resulting in significantly higher cash collateral requirements; (16) the impact of pending and future legal proceedings; and (17) the timing and success of the Company’s acquisitions and investments to grow its business.

In addition to the foregoing factors, the consummation of the Contribution is subject to various risks and uncertainties, including uncertainties as to the timing of the Contribution, the possibility that the various closing conditions for the Contribution may not be satisfied or waived and the possibility that the Company will be unable to obtain the debt financing necessary to consummate the Contribution.

These factors, and those factors set forth in Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the Company’s forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on the Company’s business, financial condition or future results. The Company does not undertake to publicly update any forward-looking statement whether as a result of new information or future events except as required by the federal securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1* Contribution and Redemption Agreement, dated October 15, 2011, by and among AmeriGas Partners, L.P., Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P. and Heritage ETC, L.P.

99.1 Press Release issued by AmeriGas Propane, Inc. dated October 17, 2011

* Schedules and annexes omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

October 17, 2011	By:	Eugene V.N. Bissell

Name: Eugene V.N. Bissell
Title: President and Chief Executive Officer of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

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Exhibit Index

Exhibit No.	Description

2.1	Contribution and Redemption Agreement, dated October 15, 2011, by and among AmeriGas Partners, L.P., Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P. and Heritage ETC, L.P.
99.1	Press Release issued by AmeriGas Propane, Inc. dated October 17, 2011.